FOR IMMEDIATE RELEASE

Investor Relations:

Brinlea Johnson

212-551-1453

brinlea@blueshirtgroup.com

drugstore.com Expects 2013 Revenue of Over $750 Million and Significant Improvement in

Adjusted EBITDA Margins

•	Company Outlines Important Revenue and Margin Growth Drivers Over Next Three-Years

•	Company Reaffirms First Quarter 2011 Guidance and Issues Fiscal Year 2011 Guidance

BELLEVUE, Wash., February 16, 2011 — drugstore.com, inc. (NASDAQ: DSCM), a leading online retailer of health, beauty, clinical skincare, and vision products, is announcing three-year and full year 2011 guidance at a Company held Analyst Day in New York, N.Y. The Company projected 2013 annual revenue of over $750 million and adjusted EBITDA margins of 5.5% or better. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense.

During drugstore.com’s Analyst Day 2011, the Company reflected on progress from their Analyst Day 2008. Their 5-year goals from Analyst Day 2008 were to double overall revenues, maximize profitability across all segments and leverage the Company’s infrastructure. The Company has made significant progress on their initiatives, including increasing the number of SKUs offered by 60%, adding new prestige beauty brands, forming strategic partnerships, adding a tuck-in acquisition, expanding internationally and growing microsites.

The Company said it expects the main drivers of the growth over the next three-years to be:

•	New marketing channels and enhanced use of mobile and social media

•	Ramping of specialty sites (microsites)

•	Increased customer conversion from site improvements and enhancements

•	Growth in partnerships

•	International expansion

The Company said it expects the main drivers of the margin expansion over the next three-years to be:

•	Increased mix of higher margin categories, such as beauty and specialty sites

•

Reduction in shipping cost, and reduced transit times to its customer base, with new outsourced West Coast fulfillment capability to be implemented by mid-2011, and a Midwest distribution center expected the following year

•	Automation of labor fulfillment

•	Continued focus on maximizing vendor subsidies

•	New customer care (CRM) tools and technology

•	Disciplined cost reductions- Goal of $2 million annualized savings

In addition, the Company provided guidance on 2013 goals by segment:

•	Total revenues are expected to be over $750 million

•	OTC revenue of over $660 million

•	Vision revenue of over $90 million

•	Gross margin improvements

•	Total gross margin of >28.0%

•	Core OTC gross margin of >30.0%

•	Vision gross margin of >25.0%

•	Segment contribution margin

•	OTC of 22% to 22.5%

•	Vision of 18% to 19%

•	Non-partnership contribution margin

•	OTC of 24% to 25%

•	Vision of 20% to 21%

The Company further noted that it is targeting net income of $15 million and ongoing adjusted EBITDA of at least $41 million for 2013, and adjusted EBITDA margins of 7-8% by 2015. Ongoing adjusted EBITDA is a non-GAAP financial measure defined as adjusted EBITDA excluding the impact of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation included with this release.

“We are excited about the future of drugstore.com and are very focused on driving growth in our OTC, beauty, and vision segments,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. “Our market opportunity is expansive and although we are facing a competitive environment with margin pressure, I believe that we are executing on our strategy to strengthen and grow our leadership position. We expect our 2011 operational initiatives, such as our outsourced West Coast distribution center and Kiva automation, to produce a notable long-term return.”

2011 Outlook

The Company reaffirmed their first quarter 2011 guidance of net sales in the range of $123.0 million to $126.0 million, net loss in the range of $700,000 to $2.5 million, adjusted EBITDA in the range of $2.7 million to $4.3 million, and ongoing adjusted EBITDA in the range of $2.0 million to $3.5 million.

The Company issued fiscal 2011 guidance of net sales in the range of $515.0 million to $530.0 million, net income in the range of $200,000 to $2.5 million, adjusted EBITDA in the range of $18.3 million to $22.7 million and ongoing adjusted EBITDA in the range of $16.0 million to $20.0 million. The Company also projected total gross margins for 2011 of 28.2-28.7%, reflecting gross margins in OTC of 29-29.5% and Vision of 24-24.5%.

Webcast Analyst Day Information

The webcast of the presentation and accompanying slides will be available on the investor relations section of the company’s website at www.investor.drugstore.com (under Corporate Information).

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense. The Company also uses the non-GAAP measure of ongoing adjusted EBITDA, defined as adjusted EBITDA excluding the impact of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation included with this release. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA and ongoing adjusted EBITDA, as defined, provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA and ongoing adjusted EBITDA measures to investors, management believes that including adjusted EBITDA and ongoing adjusted EBITDA measures provides consistency in the Company’s financial reporting. However, adjusted EBITDA and ongoing adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA and ongoing adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA and ongoing adjusted EBITDA. A reconciliation of adjusted EBITDA and ongoing adjusted EBITDA to net income/loss is included with this release.

The Company also uses the non-GAAP measure of core OTC, defined as sales generated through our OTC segment less sales generated through our partnerships with Medco Health Solutions, Inc. and Rite Aid Corporation. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s financial performance in the OTC segment, excluding the partnerships. Management believes that this reporting metric provides useful information to the Company and to investors by providing the Company’s core operating results in the OTC segment without the impact of the partnerships. By excluding partnership sales from OTC sales data, the Company can more effectively assess the buying behavior of, and the Company’s financial performance with respect to, its own core OTC customers.

However, this non-GAAP measure should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the Company’s overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the Company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude partnership sales.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, clinical skincare, and vision products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, SkinStore.com™, and VisionDirect.com™. All provide a convenient, private, and informative shopping experience, while offering a wide assortment of more than 55,000 non-prescription products at competitive prices.

The drugstore.com pharmacy service, in association with BioScrip Pharmacy Services, Inc., is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and complies with federal and state laws and regulations in the United States.

The drugstore.com logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6419

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “will,” “target,” “believe,” “may,” “plan,” “expectations,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: the risk that anticipated synergies and opportunities as a result of the Salu transaction or the benefits of our BioScrip arrangement will not be realized; difficulty or unanticipated expenses in connection with integrating Salu into drugstore.com or integrating our systems with BioScrip’s; the risk that any new or acquired business(es) does not perform as planned; effects of changes in the economy; changes in consumer spending and consumer trends; fluctuations in the stock market; changes affecting the Internet, online retailing, and advertising; difficulties establishing our brand and building a critical mass of customers; the unpredictability of future revenues, expenses, and potential fluctuations in revenues and operating results; risks related to business combinations and strategic alliances; possible tax liabilities relating to the collection of sales tax; the level of competition; seasonality; the timing and success of expansion efforts; changes in senior management; risks related to systems interruptions; possible changes in governmental regulation; possible increases in the price of fuel used in the transportation of packages, or other energy products; and the Company’s ability to manage multiple growing businesses. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the Company’s periodic filings with the SEC on Forms 10-K, 10-Q, and
8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q1 2011 and Fiscal Year 2011 Net Income (Loss) to Adjusted EBITDA and Ongoing Adjusted EBITDA Range:

Range Calculated As:	Three Months Ended April 3, 2011		Twelve Months Ended January 1, 2012
(In thousands, unless otherwise indicated)	Range High	Range Low	Range High	Range Low
Net income (loss)	$(700)	$(2,500)	$200	$2,500
Amortization of intangible assets	135	135	525	525
Stock-based compensation	1,500	1,600	6,000	7,000
Depreciation	3,200	3,300	11,000	12,000
Interest expense, net	165	165	550	650

Adjusted EBITDA	$4,300	$2,700	$18,275	$22,675

Less: Discontinued Rx mail operations	(800)	(700)	(2,275)	(2,675)

Ongoing Adjusted EBITDA	$3,500	$2,000	$16,000	$20,000

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Fiscal Year 2013 Net Income to Adjusted EBITDA and Ongoing Adjusted EBITDA:

Fiscal Year Dec 29, 2013
(In thousands, unless otherwise indicated)
Net income	$15,000
Amortization of intangible assets	550
Stock-based compensation	6,250
Depreciation	18,000
Interest expense, net	1,200

Adjusted EBITDA	$41,000

Less: Discontinued Rx mail operations	—

Ongoing Adjusted EBITDA	$41,000